August 5, 2014 08:30 ET

Air Industries Group (the "Company" or "Air Industries") Announces:
Results for the Second Quarter and Six Months ended June 30, 2014 and an agreement in principle to acquire Electronic Connection Corporation of Bloomfield Connecticut

BAY SHORE, NY -- (Marketwired – August 5, 2014) – Air Industries Group (NYSE MKT: AIRI)

Financial Results for the Six Months ended June 30, 2014 and 2013:

For the six months ended June 30, 2014, consolidated net sales were $28,813,000, a decrease of $152,000 or less than one-percent compared to consolidated net sales of $28,965,000 for the comparable period of the prior year. Net sales during the 1st half of 2014 at Air Industries Machining Corp. were $14,266,000, a decrease of $1,400,000 or (9%) from $15,666,000 for the same period of the prior year. Net sales during the 1st half of 2014 at Welding Metallurgy, Inc. were $7,076,000, an increase of $630,000 or 10% from $6,446,000 for the same period of the prior year. Welding Metallurgy acquired Decimal Industries, Inc. on July 1, 2013, Miller Stuart on November 6, 2013 and Woodbine Products, Inc. on April 1, 2014. Accordingly Welding Metallurgy’s results for the first six months of 2013 do not include results of any of the acquisitions and include results for Decimal Industries and Miller Stuart, Inc. for the full six months of 2014 and for Woodbine Products Inc. for the three months beginning April 1, 2014. Net sales for the 1st half of 2014 at Nassau Tool Works were $7,194,000, an increase of $341,000 or 5% compared to $6,853,000 for the 1st half of the prior year. Net sales at Eur-Pac Corporation for the period June 1, 2014 (date of acquisition) to June 30, 2014 were $277,000.

Consolidated gross profit for the 1st half of 2014 was $7,398,000, an increase of $120,000 or 2% compared to $7,278,000 for the comparable period of 2013. Consolidated gross profit as a percentage of sales remained relatively constant at 26% for the 1st half of 2014 and 25% for same period of 2013.

Consolidated operating costs were $5,912,000 in the six months ended June 30, 2014, an increase of $891,000 or 18% compared to $5,021,000 for the first six months of the prior year.

For the six months ended June 30, 2014, consolidated operating income was $1,486,000, a decrease of $771,000 or (34%) from $2,257,000 for the 1st half of the prior year. Consolidated income before tax for the 1st half of 2014 was $816,000, a decrease of $608,000 or (43%) from consolidated income before tax of $1,424,000 in the prior year. Consolidated net income for the first half of 2014 was $957,000, an increase of $452,000 or 90% compared with $505,000 for the first half of 2013.

Diluted earnings per common share were $0.15 for the six months ended June 30, 2014, an increase of $0.06 or approximately 67% from $0.09 for the first six months of the prior year.

Financial Results for the Three Months ended June 30, 2014 and 2013:

For the three months ended June 30, 2014, consolidated net sales were $13,360,000, a decrease of $1,279,000 or (9%) compared to consolidated net sales of $14,639,000 for the 2nd qtr. of the prior year. Net sales for the 2nd qtr. 2014 at Air Industries Machining were $7,135,000, a decrease of $1,053,000 or (13%) from $8,188,000 for the 2nd qtr of the prior year. Net sales at Welding Metallurgy were $3,763,000, an increase of $456,000 or 14% from $3,307,000 for the 2nd qtr. of 2013. Welding Metallurgy acquired Decimal Industries on June 30, 2013 and Miller Stuart on November 6, 2013 and Woodbine Products, on April 1, 2014. Accordingly Welding Metallurgy’s results for the 2013 period do not include results of any of the acquisitions and for 2014, include results for Decimal Industries, Miller Stuart, and Woodbine Products for the entire three months ended June 30, 2014. Net sales at Nassau Tool Works for the 2nd qtr. 2014 were $2,185,000, a decrease of $959,000 or (31%) compared to $3,144,000 for the same period of the prior year. Net sales at Eur-Pac Corporation for the period June 1, 2014 (date of acquisition) to June 30, 2014 were $277,000.

Consolidated gross profit for the 2014 2nd qtr. was $3,353,000, a decrease of $277,000 or (8%) compared to $3,630,000 for the comparable period of 2013. Consolidated gross profit as a percentage of sales was 25% for the 2nd qtr. of both 2014 and 2013.

Consolidated operating costs were $3,096,000 in the 2nd qtr. of 2014, an increase of $544,000 or 21% compared to $2,552,000 for the same period of the prior year.

For the three months ended June 30, 2014 consolidated operating income was $257,000, a decrease of $821,000 or (77%) from $1,078,000 for 2nd qtr. of the prior year. Consolidated loss before tax was $109,000 for the 2nd qtr. 2014, a decrease of $(765,000) or (116%) from income before tax of $656,000 in 2nd qtr. of the prior year. Consolidated net income for the period was $616,000, an increase of $390,000 or 173% compared with $226,000 for the comparable period of the prior year.

Diluted earnings per common share were $0.09 for the three months ended June 30, 2014, an increase of $0.05 or approximately 125% from $0.04 for the comparable period of the prior year.

Electronic Connection Corporation Acquisition:

Separately, Air Industries Group announced today that through its subsidiary, Eur-Pac Corporation, it has reached an agreement in principle with the sole shareholder of Electronic Connection Corporation (ECC) of Bloomfield, CT to acquire 100% of the outstanding shares of the company. Air Industries intends to relocate and consolidate this new business into Eur-Pac’s facility in Waterbury, CT. The addition of ECC will not materially impact the financial results of Air Industries Group. Mr. Sean Chilson, a twenty-five year veteran of the aerospace and electronics manufacturing industry and President of ECC since 2009 will remain with the combined company.

Mr. Peter Rettaliata, Chief Executive Officer of Air Industries Group, commented: “On May 16th Air Industries announced that it expected second quarter revenues to be approximately $12.5 million. Our results for the quarter exceeded this amount, but none the less are disappointing. The Company continues to experience delays in expected military contracts and reductions in quantities ordered. While we have recently experienced some recovery and anticipate that the year will be profitable and our results will improve in the fourth quarter, the pace of recovery throughout the defense industry remains tepid and it will be difficult to internally grow our business in the defense industry – the core of our business while we expand our presence in the commercial sector.

“Our acquisition program continues to progress. On April 1st we completed the acquisition of Woodbine Products of Deer Park Long Island, and are now integrating its operations into our Welding Metallurgy subsidiary on Long Island. On June 1st, we acquired Eur-Pac Corporation of Waterbury Connecticut which will operate as a separate subsidiary of Air Industries. Today, we announced an agreement in principle to acquire Electronic Connection Corporation of Bloomfield, Connecticut. We anticipate closing this transaction in just a few weeks, and anticipate that by the end of the year combining its operations into Eur-Pac in Waterbury. ECC is a small company and its impact on our consolidated results will be minimal, but we expect it will have a positive impact on Eur-Pac by expanding its product offerings and increasing through-put in the facility, absorbing overhead and contributing to profitability. We have previously announced a possible acquisition in the South West and we continue to be in discussions with this company. We are in various stages of discussions with four additional acquisition opportunities.”

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com